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EXHIBIT 23.1

Consent of PricewaterhouseCoopers

Independent Auditors' Report

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-4/A of our report dated February 25, 2004 appearing in Rhodia's Annual Report on Form 20-F for the year ended December 31, 2003, filed on March 23, 2004. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Paris, France
March 23, 2004

PricewaterhouseCoopers

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  EXHIBIT 23.1
Consent of PricewaterhouseCoopers
Independent Auditors' Report